UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   26 April 2011

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens London, England W1J 5BQ

(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: 44 (0) 20 7659 4660 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01  Entry into a Material Definitive Agreement.
       Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Definitive Agreement.

    On 26 April 2011, Ensco plc (the “Company”), entered into a commercial paper program (the “Commercial Paper Program”) pursuant to which the Company may issue, on a private placement basis, unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $700.0 million. Under the Commercial Paper Program, the Company may issue the Notes from time to time, and the proceeds of such financings will be used for capital expenditures and other general corporate purposes. Amounts available under the Commercial Paper Program may be re−borrowed.  The Notes will bear interest at rates that will vary based on market conditions and the ratings assigned to the Notes by credit rating agencies at the time of issuance.

    The Notes will be sold pursuant to the terms and conditions of commercial paper dealer agreements (each, a “Dealer Agreement” and collectively, the “Dealer Agreements”) each between the Company and the dealers named therein (collectively, the “Dealers”).  The Dealer Agreements provide the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of the Notes pursuant to an exemption from federal and state securities laws. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes will vary, but may not exceed 364 days from the date of issue. The Notes are not redeemable or subject to voluntary prepayment by the Company prior to maturity.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: 2 May 2011	/s/ DOUGLAS J. MANKO Douglas J. Manko Controller and Assistant Secretary

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